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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Cavco Industries, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CAVCO INDUSTRIES, INC.

PROXY STATEMENT AND
NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS

To Be Held June 22, 2004

INDEX

Notice of Annual Meeting of Stockholders	1
Proxy Statement	2

Appendix A – Cavco Industries, Inc. Audit Committee Charter	A-1
Appendix B – Cavco Industries, Inc. Compensation Committee Charter	B-1

     To ensure representation of your shares at the annual meeting, you must vote and submit the proxy by telephone, over the Internet, or by mail in the manner described in the accompanying proxy. Stockholders are encouraged to review the accompanying proxy statement carefully.

- i -

CAVCO INDUSTRIES, INC.
1001 N. Central Avenue
Suite 800
Phoenix, Arizona 85004

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 22, 2004

To the Stockholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Cavco Industries, Inc., a Delaware corporation (“Cavco”), will be held at the offices of Cavco Industries, Inc., 1001 N. Central Avenue, Suite 800, in the City of Phoenix, Arizona on Tuesday, June 22, 2004 at 9:00 a.m. (M.S.T.) for the following purposes:

(1)	To elect one director comprising a class of directors to serve until the Annual Meeting of Stockholders in 2007, or until her successor has been elected and qualified.

(2)	To vote upon the ratification of the appointment of Ernst & Young LLP as the independent auditors of Cavco Industries, Inc. for fiscal year 2005.

(3)	To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors of Cavco has fixed the close of business on May 7, 2004 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment thereof. Only stockholders of record at the close of business on the record date are entitled to notice of and to vote at the meeting. The transfer books will not be closed.

     You are cordially invited to attend the meeting. Whether or not you expect to attend the meeting in person, you can be sure your shares are represented at the meeting by promptly voting and submitting your Cavco proxy by telephone, by Internet or by completing, signing, dating and returning the accompanying form of Cavco proxy in the enclosed envelope. Your Cavco proxy will be returned to you if you choose to attend the meeting and request such return.

By Order of the Board of Directors

SEAN K. NOLEN
Vice President, Chief Financial Officer,
Treasurer and Secretary

Phoenix, Arizona
May 26, 2004

     To ensure representation of your shares at the annual meeting, you must vote and submit the proxy by telephone, over the Internet or by mail in the manner described in the accompanying proxy.

CAVCO INDUSTRIES, INC.

PROXY STATEMENT

Annual Meeting of Stockholders
To Be Held June 22, 2004

INTRODUCTION

     The accompanying proxy, mailed together with this proxy statement, is solicited by and on behalf of the Board of Directors of Cavco Industries, Inc., a Delaware corporation (“Cavco”), for use at the Annual Meeting of Stockholders of Cavco to be held on June 22, 2004, and at any adjournment thereof (the “Annual Meeting”). The mailing address of the executive offices of Cavco is 1001 N. Central Avenue, Suite 800, Phoenix, Arizona 85004. The approximate date on which this proxy statement and accompanying proxy were first sent to stockholders was on or about May 26, 2004.

Purposes of the Annual Meeting

     At the Annual Meeting, action will be taken upon the following matters:

(1)	Election of one director comprising a class of directors to serve until the Annual Meeting of Stockholders in 2007, or until her successor has been elected and qualified.

(2)	To ratify the appointment of Ernst & Young LLP as the independent auditors of Cavco Industries, Inc. for fiscal year 2005.

(3)	Such other business as may properly come before the Annual Meeting.

     The Board of Directors of Cavco (the “Board” or the “Board of Directors”) does not know of any matters that may be acted upon at the Annual Meeting other than the matters set forth in items (1), (2), and (3) above.

Recommendation of the Board of Directors

     The Board of Directors of Cavco recommends a vote FOR the election of the nominee for director of Cavco named in the accompanying Cavco proxy and a vote FOR the ratification of the appointment of Ernst & Young LLP as auditors for fiscal year 2005.

ABOUT THE MEETING

Who Can Vote

     Record holders of common stock, par value $.01 per share, of Cavco (“Cavco Common Stock”) at the close of business on May 7, 2004 may vote at the Annual Meeting. On that date, the issued and outstanding capital stock of Cavco entitled to vote at the Annual Meeting consisted of 3,144,365 shares of Cavco Common Stock. Each holder of Cavco Common Stock will be entitled to one vote per share upon the election of directors and each other matter that is described above or that may be properly brought before the Annual Meeting. There are no cumulative voting rights.

How You Can Vote

     Cavco Stockholders can vote their Cavco shares at the Annual Meeting by voting and submitting the accompanying Cavco proxy by telephone, over the Internet, or by completing, signing, dating, and returning the Cavco proxy in the enclosed envelope.

How Proxies Will be Voted

     Shares represented by valid proxies received by telephone, over the Internet or by mail will be voted at the Annual Meeting in accordance with the directions given. If no specific choice is indicated, the shares represented by all valid proxies received will be voted FOR the election of the nominee for director named in the proxy and FOR the ratification of the appointment of Ernst & Young LLP as auditors for fiscal year 2005.

     The Board does not intend to present, and has no information that others will present, any business at the Annual Meeting other than as is set forth in the attached Notice of Annual Meeting of Stockholders of Cavco. However, if other matters requiring the vote of stockholders come before the Annual Meeting, it is the intention of the persons named in the accompanying form of Cavco proxy to vote the proxies held by them in accordance with their best judgment in such matters.

How to Revoke Your Proxy

     Any Cavco Stockholder has the unconditional right to revoke his, her, or its Cavco proxy at any time prior to the voting thereof by submitting a later-dated proxy, by attending the Annual Meeting and voting in person, or by written notice to Cavco addressed to Sean K. Nolen, Secretary, Cavco Industries, Inc., 1001 N. Central Avenue, Suite 800, Phoenix, Arizona 85004. No such revocation will be effective, however, unless received by Cavco at or prior to the Annual Meeting.

Required Vote

     The presence at the Annual Meeting, in person or by proxy, of a majority of the outstanding shares of Cavco Common Stock is necessary to constitute a quorum. Abstentions and, by definition, broker non-votes will be counted as present for the purpose of establishing a quorum. The nominee for director receiving a plurality of the votes cast at the meeting in person or by proxy shall be elected. All other matters will be adopted if the number of votes cast for the proposal exceeds the number of votes cast against the proposal.

Expenses of Soliciting Proxies

     The cost of soliciting proxies for the Annual Meeting will be borne by Cavco. Solicitation may be made by mail, personal interview, telephone, or other electronic means by officers and other employees of Cavco, who will receive no additional compensation therefor.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

Management

     The following table sets forth information as of May 7, 2004 with respect to the beneficial ownership of shares of Cavco Common Stock by each director, director nominee, and executive officer named in the Summary Compensation Table under “Executive Compensation,” individually itemized, and by all directors, director nominee, and executive officers of Cavco as a group (7 persons). Except as otherwise indicated, all shares are owned directly, and the owner has the sole voting and investment power with respect thereto.

	Cavco Common Stock (1)
	Number of Shares	Percent
Name of Beneficial Owner	Beneficially Owned	of Class
David L. Blank	5,000	*
Steven G. Bunger	––	*
Jacqueline Dout	2,500	*
Jack Hanna	2,500	*
Sean K. Nolen	12,500
Joseph H. Stegmayer (2)	74,746	2.38
Michael H. Thomas	2,500	*
All directors, director nominee and executive	99,746	3.17
officers of Cavco as a group (7 persons)

*	Less than 1%.

(1)	Shares covered by stock options that are outstanding under the Cavco Industries, Inc. Stock Incentive Plan and exercisable on May 7, 2004 or within 60 days thereafter are included as “beneficially owned” pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). Amounts include the following shares that may be acquired upon exercise of such stock options: Mr. Blank – 5,000 shares; Mr. Bunger – 0 shares; Ms. Dout – 2,500 shares; Mr. Hanna – 2,500 shares; Mr. Nolen – 12,500 shares; Mr. Stegmayer – 47,198 shares; Mr. Thomas – 2,500 shares; and all directors, director nominee, and executive officers of Cavco as a group – 72,198 shares.

(2)	Includes 27,548 vested shares of restricted stock granted to Mr. Stegmayer on July 7, 2003 pursuant to a Restricted Stock Award Agreement, dated June 30, 2003, between Cavco and Mr. Stegmayer.

Certain Beneficial Owners

     The following table sets forth information as of May 7, 2004 with respect to the holders of shares of Cavco Common Stock who are known to Cavco to be beneficial owners of more than five percent of such shares outstanding.

	Cavco Common Stock
	Number of Shares	Percent
Name and Address of Beneficial Owner	Beneficially Owned	of Class
Gabelli Asset Management Inc. (1)	354,150	11.26%
One Corporate Center
Rye, NY 10580-1435

Arthur Wrubel (2)	301,182	9.58%
Wesley Capital
535 Madison Avenue
26th Floor
New York, New York 10022

Wachovia Corporation (3)	175,538	5.58%
One First Union Center
Charlotte, North Carolina 28288-0013

(1)	Based solely upon information contained in the Schedule 13D/A of Mario J. Gabelli filed (on his behalf and on behalf of certain other reporting Gabelli entities) with the SEC on May 17, 2004 with respect to shares of Cavco Common Stock owned as of May 12, 2004 (the “Gabelli 13D/A”), but calculating the percentage shown by dividing the number of such shares of Cavco Common Stock by the total number of shares of Cavco Common Stock issued and outstanding on May 7, 2004. According to the Gabelli 13D/A, such number includes the following share amounts: sole voting power – 351,650; shared voting power – 0; sole dispositive power – 354,150; and shared dispositive power – 0. The other Gabelli reporting entities are Gabelli Funds, LLC, GAMCO Investors, Inc., Gabelli Securities, Inc., MJG Associates, Inc., Gabelli Advisers, Inc., Gabelli Group Capital Partners Inc., Gabelli Asset Management Inc., Gabelli & Company, Inc., Gabelli & Company, Inc. Profit Sharing Plan, Gabelli Foundation, Inc., Lynch Corporation, and Lynch Interactive Corporation.

(2)	Based solely upon information contained in the Schedule 13G of Arthur Wrubel filed with the SEC on February 9, 2004 with respect to shares of Cavco Common Stock owned as of December 31, 2003 (the “Wrubel 13G”), but calculating the percentage shown by dividing the number of such shares of Cavco Common Stock by the total number of shares of Cavco Common Stock issued and outstanding on May 7, 2004. According to the Wrubel 13G, such number includes 301,182 shares over which Arthur Wrubel had both sole voting power and sole dispositive power.

(3)	Based solely upon information contained in the Schedule 13G of Wachovia Corporation filed with the SEC on February 10, 2004 with respect to shares of Cavco Common Stock owned as of December 31, 2003 (the “Wachovia 13G”), but calculating the percentage shown by dividing the number of such shares of Cavco Common Stock by the total number of shares of Cavco Common Stock issued and outstanding on May 7, 2004. According to the Wachovia 13G, such number includes the following share amounts: sole voting power – 171,773; shared voting power – 0; sole dispositive power – 175,238; and shared dispositive power – 121.

ITEM 1. ELECTION OF DIRECTORS

     Cavco’s Restated Certificate of Incorporation and Amended and Restated Bylaws provide for the division of the Board into three classes, with the directors in each class to hold office for staggered terms of three years each. Each class of directors is to consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board. There is presently one director in the class whose term expires at the Annual Meeting, two directors in the class whose term expires at the 2005 annual meeting, and two directors in the class whose term expires at the 2006 annual meeting. Jacqueline Dout, who is currently a member of the Board of Directors, whose term expires at the Annual Meeting will stand for election at the Annual Meeting. Unless contrary instructions are indicated on the proxy, it is intended that the shares represented by the accompanying Cavco proxy will be voted for the election of the nominee for the director named below or, if such nominee becomes unavailable (which is not anticipated), for such substitute nominee as the Board shall designate. A plurality of votes cast at the Annual Meeting, in person or by proxy, is required to elect such nominee. The Board recommends that the Cavco Stockholders vote FOR the election of such nominee. The biographical information appearing below regarding the nominee for director and the continuing directors has been furnished to Cavco by the respective nominee and directors.

Nominee for Director Standing for Election

     Jacqueline Dout, 49, is Chairman of the Audit Committee, a member of the Compensation Committee, and has been a director since 2003. Ms. Dout serves as Senior Vice President, Chief Financial Officer, and Secretary for Pella Corporation in Pella, Iowa, a retail brand company that produces building products. She is responsible for corporate development, financial functions, general counsel, shareholder relations, and information technology. Prior to joining Pella, Ms. Dout was President of JJB Enterprises, Inc. of Detroit, Michigan, and previously served as Executive Vice President and Chief Financial Officer of Champion Enterprises, Inc., a publicly traded manufactured home builder and retailer. She is a director of McKay Communications, Inc. and the Association of Financial Professionals. Ms. Dout is also a member of the board of visitors for Oakland University School of Business, and a member of the board of trustees for Barat College.

     Term Expiring in 2005

     Michael H. Thomas, 55, is a member of the Audit Committee and Compensation Committee and has been a board member since 2003. Mr. Thomas is a principal of Stonehenge Partners, one of the largest private equity firms in Central Ohio. Mr. Thomas is responsible for sourcing, structuring, closing, and monitoring existing and new investments. Prior to joining Stonehenge Partners in August 1999, Mr. Thomas co-founded and was Executive Vice President and Treasurer of JMAC, Inc., the private investment company of the McConnell family of Columbus, Ohio. His activities included direct investments in the financial services, publishing and health care, real estate, and other manufacturing sectors. He was also responsible for the family’s financial estate and income tax planning. Previously, Mr. Thomas worked for Ernst & Young and served as director of the firm’s Columbus, Ohio tax practice.

     Joseph H. Stegmayer, 53, serves as Chairman of the Board, President, and Chief Executive Officer. He has served as President and Chief Executive Officer and as a member of the board of directors since March 2001. Mr. Stegmayer also served as President of Centex Corporation’s manufactured housing holding company, Centex Manufactured Housing Group, LLC, since September 2000. Prior to joining Cavco, Mr. Stegmayer served from January 1998 to September 2000 as President – Retail Operations and Chief Financial Officer of Champion Enterprises, Inc., a publicly traded company that builds and sells manufactured homes. From 1993 until January 1998, he served as President, Vice Chairman, and Chairman of the Executive Committee of Clayton Homes, Inc., a company that builds, sells, finances, and insures manufactured homes and operates planned housing communities.

     Term Expiring in 2006

     Steven G. Bunger, 43, has been a director since April 2004. Since 2001, he has served as Chairman of the Board of Mobile Mini, Inc., the nation’s largest publicly owned provider of portable storage containers and mobile offices. He is also the President and Chief Executive Officer of Mobile Mini, since 1997. Mr. Bunger joined Mobile Mini in 1983. Since that time, he has held numerous positions with Mobile Mini, including Vice President of Operations and Marketing and Executive Vice President and Chief Operating Officer.

     Jack Hanna, 57, is Chairman of the Compensation Committee, a member of the Audit Committee and has been a director since 2003. Mr. Hanna serves as President and CEO of a media production company based in Columbus, Ohio. Among its productions is a nationally syndicated, educational, and conservation-oriented program. He previously was Chief Executive Officer and Director of the Columbus Zoo and Aquarium. Mr. Hanna is also a member of the board of trustees for both Muskingum College and Kiski Preparatory School.

Board Meetings, Fees, Committees, and Attendance Records

     During Cavco’s fiscal year ended March 31, 2004, the Board held three regularly scheduled meetings and each director attended all of the meetings of the Board. In addition, all directors attended all their respective committee meetings except as otherwise noted below.

     Board members who are not employees of Cavco or any of its subsidiaries receive compensation in the amount of $8,000 per year and $1,000 for each meeting attended. The Chairman of the Audit Committee receives $2,000 per year for serving as such. All non-employee Board members are eligible to receive stock option grants and are reimbursed for reasonable expenses of attending board or committee meetings. In December 2003, each non-employee director was given a grant of options to purchase 10,000 shares of Cavco Common Stock at an exercise price equal to the fair market value of such shares on the date of grant. These options vest 25% at the time of grant, with 25% of the options vesting upon each of the first three anniversaries of the date of grant. Each non-employee also will receive an annual grant of options to purchase 2,500 shares for each year of service.

     Director Nominating Process

     Cavco does not have a Nominating Committee to assist in the director nominating process. Rather, the Cavco Board has implemented a nominating process involving independent directors and the entire Board to nominate directors which promotes flexibility and independence in the director nominating process. Initially, director nominees are screened by all independent directors of Cavco’s Board. Then, director nominees are considered and voted upon by all independent directors (other than nominees), then by all independent directors, and finally by the entire Board. Cavco’s Board may form a Nominating Committee in the future at such time as the Board determines that a committee structure is necessary or useful in the director nominating process.

     Audit Committee

     The Audit Committee is composed of three directors who satisfy the independence requirements set forth in (i) Section 10A(m) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules adopted by the Securities and Exchange Commission (the “SEC”) thereunder and (ii) the corporate governance and other listing standards of the The Nasdaq Stock Market, Inc. (“Nasdaq”) National Market as in effect from time to time (the “Nasdaq Standards”) and the National Association of Securities Dealers, Inc. (the “NASD”). The Audit Committee functions under a Charter, which was adopted by the Board of Directors on September 22, 2003, a copy of which is attached to this Proxy Statement as Appendix A. The Board of Directors has determined that one or more of the members of the Audit Committee meets the definition of “audit committee financial expert” as such term is defined under the rules of the SEC. Jacqueline Dout, the Chairman of the Audit Committee, is currently the Chief Financial Officer of Pella Corporation, a large, privately held company that produces building products, and, prior to that position, was the Executive Vice President and Chief Financial Officer of Champion Enterprises, Inc., a publicly traded company that builds and sells manufactured homes, and, accordingly, is one of such members of the Audit Committee who meets the definition of an “audit committee financial expert” under the rules of the SEC. The Audit Committee assists the Board in its general oversight of (i) the quality and integrity of Cavco’s accounting, auditing, and financial reporting practices and processes, (ii) the financial information to be provided to the stockholders of the Company, (iii) the systems of internal control established by management, the Audit Committee, and the Board, (iv) compliance with the Company’s Code of Ethics, (v) the independence, qualification, and performance of Cavco’s independent auditors, and (vi) the internal and external audit process.

     The following are certain key responsibilities of the Audit Committee:

•	the selection, appointment, compensation, evaluation, retention, and oversight of the work of any independent auditors engaged to issue an audit report or related work or performing other audit, review, or attest services for Cavco, including all audit engagement fees, and approving all non-audit services

•	establishment of procedures for (i) the receipt, retention, and treatment of complaints received by Cavco regarding accounting, internal accounting controls, or auditing matters and (ii) the confidential, anonymous submission by Cavco employees of concerns regarding questionable accounting or auditing matters

•	discuss the annual audited financial statements and quarterly financial statements of Cavco and other significant financial disclosures (including press releases and financial information and earnings guidance provided to analysts and, if applicable, rating agencies) with management and the independent auditors of Cavco

•	discuss policies with respect to risk assessment and risk management

•	prepare the report required to be included in Cavco’s annual proxy statement regarding review of financial statements and auditor independence (the report for fiscal year 2004 is included below)

•	review and reassess at least annually the adequacy of the Audit Committee Charter and recommend appropriate changes to the Board.

     The Audit Committee also reviews Cavco’s corporate compliance program. The Audit Committee meets separately with the independent auditors and with members of the internal audit staff, outside the presence of Cavco’s management or other employees, to discuss matters of concern, to receive recommendations or suggestions for change and to exchange relevant views and information. During the last fiscal year, the Audit Committee met two times. All of the members attended all two meetings, except for Mr. Hanna who was outside the U.S. and missed the Audit Committee meeting held on October 21, 2003.

Report of Audit Committee

To the Board of Directors of Cavco Industries, Inc.:

        We have reviewed and discussed with management Cavco Industries, Inc.’s audited financial statements as of and for the year ended March 31, 2004.

        We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications, by the Auditing Standards Board of the American Institute of Auditors.

        We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors’ independence. We have also considered whether the auditors’ provision of non-audit services to Cavco Industries, Inc. and its affiliates is compatible with the auditors’ independence.

        Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in Cavco Industries, Inc.’s Annual Report on Form 10-K for the year ended March 31, 2004.

Audit Committee of the Board of Directors

Jacqueline Dout, Chairman
Jack Hanna
Michael H. Thomas
April 22, 2004

     Compensation Committee

     The Compensation Committee is composed of three “non-employee directors” as defined by Rule 16b-3(b)(3) promulgated under the Securities Exchange Act of 1934, as amended, who are independent under applicable Nasdaq and NASD listing standards. Pursuant to its charter, which is attached as Appendix B hereto, the Compensation Committee assists the Board in (i) assessing whether the various compensation programs of Cavco are designed to attract, motivate and retain the senior management necessary for Cavco to deliver superior results and are performance based, market driven and stockholder aligned, (ii) its oversight of specific incentive compensation plans adopted by Cavco, with the approval of the Compensation Committee, including stock plans and short term and long term incentive compensation plans for members of senior management of Cavco, (iii) its approval, review and oversight of benefit plans of Cavco, and (iv) its oversight of the performance and compensation of the Chief Executive Officer of Cavco and the other members of senior management of Cavco. All of the members attended the only meeting.

EXECUTIVE COMPENSATION

     The following table sets forth the cash and non-cash compensation for each of the last three fiscal years (or such shorter period of time during which such person was an executive officer) awarded to or earned by the Chief Executive Officer of Cavco and the next two most highly compensated executive officers of Cavco at the end of fiscal 2004 and fiscal 2003 (the “named executive officers”).

		Summary Compensation Table
				Long-Term Compensation
		Annual Compensation		Awards
				Restricted	Securities
				Stock	Underlying	All Other Compen-
Name and	Fiscal			Award(s)	Options/SARs	sation
Principal Position	Year	Salary ($)	Bonus ($) (1)	($)(2)	(#)	($)(3)
Joseph H. Stegmayer, (1)	2004	225,000	477,240	1,000,000	188,790	––
Chairman of the Board,	2003	328,000	480,000	—	—	20,000 (4)
President and Chief
Executive Officer

David L. Blank,	2004	150,000	176,777	––	20,000	3,719
Vice President - Operations	2003	150,000	144,888	––	––	2,750

Sean K. Nolen,	2004	150,000	151,500	––	50,000	5,000
Vice President, Chief	2003	150,000	139,000	—	—	2,750
Financial Officer,
Treasurer and Secretary

(1)	Information with respect to Mr. Stegmayer for fiscal year 2003 reflects compensation paid for services in connection with Cavco and other operations of Centex Corporation (“Centex”). Based upon estimates of the actual time spent by Mr. Stegmayer in rendering services related to Cavco, $400,000 of the amount in fiscal 2003 has been allocated to Cavco and included in Cavco’s financial statements for such fiscal year. The remainder, which was not allocated to Cavco, represents compensation for services performed by Mr. Stegmayer related to other business operations of Centex.

(2)	Award of restricted stock was granted to Mr. Stegmayer in connection with the spin-off of Cavco from Centex on June 30, 2003 and pursuant to a Restricted Stock Agreement Award, dated as of June 30, 2003, between Cavco and Mr. Stegmayer. The value shown is the number of shares of Cavco restricted stock granted to Mr. Stegmayer (55,096 shares) times the closing price for shares of Cavco Common Stock on the Nasdaq National Market on the date of award. The value does not reflect a discount for the fact that the shares are restricted. Mr. Stegmayer is entitled to receive dividends on these shares and has the right to vote the shares, but the shares cannot be sold and are subject to forfeiture during the restricted period. The restriction expired as to 25% of the award on the date of grant and expires as to 25% of the award on each of the first three anniversaries of the date of grant.

(3)	Excepted as noted in footnote 4, represents matching contributions to the named executive officer for the calendar year ending in the indicated fiscal year.

(4)	Represents the profit sharing contribution made by Centex to Mr. Stegmayer for the indicated fiscal year, none of which was allocated to Cavco.

	Option/SAR Grants in Last Fiscal Year (1)
					Potential Realizable
					Value at Assumed
					Annual Rates of Stock
					Price Appreciation for
Individual Grants					Option Term
	Number of	% of Total
	Securities	Options/SARs
	Underlying	Granted to	Exercise
	Options/SARs	Employees	Price	Expiration
Name	Granted (#)	in Fiscal Year	($/Sh)(2)	Date	5% ($)	10% ($)
Joseph H. Stegmayer	188,790	73.0%	$23.10	12/11/10	1,775,385	4,137,402
David L. Blank	20,000	7.7%	$23.10	12/11/10	188,080	438,307
Sean K. Nolen	50,000	19.3%	$23.10	12/11/10	470,201	1,097,683

(1)	Amounts set forth in the table reflect the number and value of options only. Cavco has not issued any stock appreciation rights (“SARs”).

(2)	These options were granted under Cavco’s Stock Incentive Plan at $23.10 per share, the fair market value on the date of grant. The exercise price is equal to the closing trading price of Cavco common stock on December 12, 2003. These options become exercisable at the following rate: 25% on the date of grant and 25% on each of the first three anniversaries of the date of grant.

Aggregate Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values (1)

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options/SARs		In-the-Money Options/SARs
	Shares		at Fiscal Year-End (#)		at Fiscal Year-End ($) (2)
	Acquired on	Value
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Joseph H. Stegmayer	—	—	47,198	141,592	648,973	1,946,890
David L. Blank	—	—	5,000	15,000	68,750	206,250
Sean K. Nolen	—	—	12,500	37,500	171,875	515,625

(1)	Amounts set forth in the table reflect the number and value of options only. Cavco has not issued any SARs.

(2)	Represents the difference between the closing price of Cavco Common Stock on March 31, 2004 of $36.85 per share and the exercise price of such options.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

     The Compensation Committee includes the following non-employee directors: Jack Hanna (Chairman), Jacqueline Dout, and Michael H. Thomas. None of Cavco’s directors, officers, or employees has any relationship requiring disclosure under Item 402(j) of Regulation S-K.

Report of Compensation Committee on Executive Compensation

     The Compensation Committee provides advice and recommendations to the Board concerning the salaries and bonuses of the executive officers of Cavco. The Board approves those salaries and bonuses. The Compensation Committee also administers Cavco’s equity compensation plan and incentive compensation bonus plan and is authorized under such plans to grant options and to make awards of restricted stock to directors, officers and other key employees of Cavco and its subsidiaries and to grant short and long-term incentive compensation awards to executive officers of Cavco. The Compensation Committee is composed of “non-employee directors” as defined by Rule 16b-3(b)(3) promulgated under the Securities Exchange Act of 1934, as amended, and are independent under applicable Nasdaq listing standards and NASD rules. This report describes the policies and principles that shape the structure of Cavco’s executive compensation program.

     Cavco’s executive compensation program is structured to achieve the following objectives:

•	to attract, retain, and motivate highly qualified, energetic, and talented executives necessary for Cavco to deliver consistently superior results;

•	to create an incentive to increase stockholder returns by establishing a direct and substantial link between individual compensation and certain financial measures that have a direct effect on stockholder values; and

•	to create substantial long-term compensation opportunities for individual executive officers based not only on long-term corporate performance but also on sustained long-term individual performance.

     To achieve its compensation objectives, Cavco has structured an executive compensation program using a combination of short-term and long-term elements: (i) annual salary, (ii) annual bonus, and (iii) long-term incentive compensation in the form of stock options and, in some cases, performance-based bonuses, and awards of restricted stock. In addition, the executive officers of Cavco are eligible to receive other benefits, such as medical benefits and 401(k) matching contributions, which are generally available to employees of Cavco.

     In structuring the specific components of executive compensation, Cavco is guided by the following principles:

•	compensation programs should be performance based, market driven, and stockholder aligned;

•	annual compensation should be set within reasonable ranges of the annual compensation for similar positions with similarly-sized and similar types of companies that engage in one or more of the principal businesses in which Cavco engages;

•	bonus payments should vary with the individual’s performance and Cavco’s financial performance; and

•	a significant portion of compensation should be in the form of long-term incentive compensation that aligns the interests of executives with those of the stockholders and that creates rewards for long-term sustained company performance and the achievement of Cavco’s strategic objectives.

     The Committee attempts to structure its compensation programs to named executive officers as performance-based compensation that is tax deductible. However, the Committee may award compensation that is or could become non-deductible when such awards are in the best interest of Cavco, balancing tax efficiency with long-term strategic objectives.

     Base Salary

     The Compensation Committee is responsible for recommending the base salary levels for the named executive officers. In developing salary amounts, the Compensation Committee reviews the salaries for similar positions in similarly sized companies that engage in the manufactured housing business. The Compensation Committee confirmed that the base salaries of the named executive officers were consistent with its objective of setting base salaries within reasonable ranges for similar positions in competitive companies. In setting base salary levels, the Compensation Committee also considers the executive’s experience level and potential for significant contributions to Cavco’s profitability.

     Incentive Bonus

     The Compensation Committee is also responsible for developing recommendations for the incentive bonuses awarded to the named executive officers at the end of each fiscal year. The annual incentive bonus program for the named executive officers has been structured to create financial incentives and rewards that are directly related to corporate performance during the fiscal year. In fiscal 2004, a portion of the annual bonus was determined pursuant to metrics, including net profit performance, product quality, and working capital management and the satisfaction of various individual goals, approved by the Compensation Committee.

     Long-term Compensation

     The existing stock option program of Cavco, which is subject to annual review and may be revised or superseded in the future, is designed to provide incentive to the participants under such program, which includes each named executive officer of Cavco, to focus on maximizing Cavco’s return to stockholders and to plan and prepare properly for Cavco’s future. Under this program, a maximum of 450,00 shares of common stock may be subject to grants of options or awards of restricted stock to certain officers, directors, and key employees, provided that no more than 200,000 of such shares will be subject to awards of restricted stock. Options granted under our stock incentive plan will be non-qualified options, which do not meet the incentive stock option criteria set forth in Section 422 of the Internal Revenue Code of 1986, as amended. No person may be granted options under the stock incentive plan for more than 450,00 shares of common stock in any one-year period. Shares of common stock covered by options that terminate or are canceled prior to exercise and shares of restricted stock that are returned to us will again be available for grants of options and awards of restricted stock. Also, if the option price or any applicable tax withholding obligation payable upon exercise of an option is satisfied by the tender or withholding of shares of common stock, the number of shares so tendered withheld will be eligible for grants of options and awards of restricted stock under the stock incentive plan. The option price may not be less than 100% of the fair market value of our common stock at the time of grant.

     The executive officers will be entitled to normal cash dividends on shares of restricted stock awarded to them. In fiscal 2004, Mr. Stegmayer received a restricted stock award in the amount of 55,096 shares of Cavco common stock in accordance with the terms of his Employment Agreement with Cavco.

     Cavco accounts for its stock-based compensation programs under Accounting Pronouncement Bulletin No. 25, under which no compensation expense is recognized, as all stock options have been granted with an exercise price equal to the fair value of common stock on the date of grant. Cavco has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123.

     CEO Compensation

     The Chief Executive Officer of Cavco participates in the same compensation programs as the other executive officers, with each component of his compensation determined by the Compensation Committee according to the same criteria. Incentive compensation to Mr. Stegmayer for fiscal year 2004 was awarded in accordance with the existing incentive compensation plans and as required by Mr. Stegmayer’s employment agreement with Cavco.

     Under his employment agreement, Mr. Stegmayer’s is eligible to receive, and did receive, a cash bonus in an amount equal to 3% of the first $2.5 million of pretax income and 6% of pretax income in excess of such amount.

Compensation Committee

Jack Hanna, Chair
Jacqueline Dout
Michael H. Thomas

Performance Graph

     The following graph compares the yearly change in the cumulative total stockholder return on Cavco Common Stock during the fiscal year ended March 31, 2004 with the Nasdaq U.S. index and a peer group composed of companies with businesses in one or more of Cavco’s primary lines of businesses: the production and sale of manufactured homes. The companies comprising the peer group are weighted by their respective market capitalization and include the following: Cavalier Homes, Inc. Champion Enterprises, Inc., Fleetwood Enterprises, Inc., Liberty Homes, Inc. (Class A Common Stock), Nobility Homes, Inc., Palm Harbor Homes, Inc., and Skyline Corporation. The comparison assumes $100 was invested on June 30, 2003 in Cavco Common Stock and in each of the foregoing indices, and assumes reinvestment of dividends.

CAVCO INDUSTRIES, INC.

	6/30/03	3/31/04
CAVCO INDUSTRIES, INC.	$100	$199
NASDAQ U.S. INDEX	$100	$122
PEER GROUP	$100	$152

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires Cavco directors and executive officers, and persons who beneficially own more than 10% of a registered class of Cavco’s equity securities, to file initial reports of ownership, reports of changes in ownership, and annual reports of ownership with the SEC and Nasdaq. Such persons are required by SEC regulations to furnish Cavco with copies of all Section 16(a) forms that they file with the SEC.

     Based solely on its review of the copies of such forms received by it with respect to fiscal year 2004 or written representations from certain reporting persons, Cavco believes that its directors, executive officers, and persons who beneficially own more than 10% of a registered class of Cavco’s equity securities have complied with all filing requirements required by Section 16(a) for fiscal year 2004 applicable to such persons.

Code of Conduct

     Cavco has adopted a Code of Conduct that applies to all Cavco employees, including Cavco’s Chief Executive Officer, Chief Financial Officer, and Controller. Cavco’s Code of Conduct is designed to deter wrongdoing and to promote:

•	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	Full, fair, accurate, timely, and understandable disclosure in reports and documents that Cavco files with, or submits to, the SEC and in other public communications made by Cavco;

•	Compliance with applicable governmental laws, rules, and regulations;

•	The prompt internal reporting of violations of the Code of Conduct to an appropriate person or persons identified in the Code of Conduct; and

•	Accountability for adherence to the Code of Conduct.

     Cavco has posted the text of its Code of Conduct on Cavco’s Internet website, which is www.cavco.com. Cavco’s Code of Conduct will remain accessible on its Internet website. However, if Cavco ever desires to remove its Code of Conduct from its Internet website, then, prior to such removal, Cavco will either file its Code of Conduct as an exhibit to its Annual Report on Form 10-K filed with the SEC or will undertake in an Annual Report on Form 10-K to provide a copy of the Code of Conduct to any person without charge.

CERTAIN TRANSACTIONS

     In 2003, the Board approved an employment agreement with Mr. Stegmayer. The agreement provides for a term of three years, for a cash bonus in an amount equal to 3% of the first $2.5 million of pretax income and 6% of pretax income in excess of such amount and certain other fringe benefits. If Mr. Stegmayer dies, or becomes disabled, or if Cavco terminates Mr. Stegmayer’s employment without cause prior to a change of control, or if Mr. Stegmayer resigns because of a breach by Cavco of the employment agreement, then Mr. Stegmayer (or his heirs or executor) will continue to receive his base salary for each fiscal year under the remaining term of the employment agreement and an average bonus based on the bonus payable to him in the prior two years, plus an additional year of base salary, an average bonus and health insurance for such additional year from the date of termination. If, within two years after a change of control of Cavco, Mr. Stegmayer is terminated for any reason other than cause or voluntarily resigns, Cavco will pay to Mr. Stegmayer a lump sum termination payment equal to two times the sum of his then current base salary and average bonus.

     In 2003, the Board approved an employment agreement with Mr. Nolen. The agreement provides for a term of three years and an annual base salary of no less than $150,000 and a cash bonus in an amount to be determined from time to time by the board of directors after consultation with the chief executive officer. On September 22, 2003, Mr. Nolen was granted a non-qualified option to purchase 50,000 shares of common stock. The option will vest over a three-year period with 25% becoming vested on the grant date and the remainder becoming vested in cumulative 25% annual increments on each of the first three anniversaries of the date of grant. Mr. Nolen may also participate in all incentive, savings, and retirement plans established or adopted and maintained by Cavco in accordance with its regular practices applicable to other similarly situated executives. If Mr. Nolen’s employment is terminated without cause prior to the occurrence of a change in control, or if Mr. Nolen resigns because of a breach by Cavco of the employment agreement, Mr. Nolen will continue to receive his base salary for 12 months. If within one year after the occurrence of a change in control, Mr. Nolen’s employment is terminated for any reason other than for cause, then Cavco will pay Mr. Nolen his then current annual base salary for 12 months.

     In 2003, Cavco entered into a distribution agreement with Centex providing for, among other things, the corporate transactions required to effect the distribution of Cavco’s common stock to Centex’s stockholders, the terms of and conditions to the distribution, and other arrangements relating to the distribution.

     In 2003, Cavco entered into a tax sharing agreement with Centex in order to allocate the responsibilities for certain tax matters. Pursuant to the agreement, Cavco agreed not to liquidate, merge, or consolidate with any other entity within two years of the distribution, dispose of a substantial portion of our assets within two years of the distribution, or take any other action that would cause the distribution to fail to qualify as a tax-free transaction. Cavco also agreed, in certain circumstances, to indemnify Centex against any tax liability that is incurred as a result of the failure of the distribution to qualify as a tax-free transaction. The agreement also allocates responsibilities for certain miscellaneous matters such as the filing of tax returns, payment of taxes, maintenance of records, and procedures for handling certain audits and examinations.

     In 2003, Cavco entered into an administrative services agreement with Centex Service Company, a subsidiary of Centex. Pursuant to this agreement, Centex Service Company provides Cavco with certain legal, public/investor relations, and accounting services. In exchange for these services, Cavco pays Centex Service Company a fee of $75,000 per year. The administrative services agreement also provides that, for periods in which Cavco was a Centex subsidiary, Centex Service Company and Cavco will maintain certain joint insurance coverage, including general liability, primary and excess umbrella, automobile liability, and workers’ compensation insurance as well as joint bonding programs.

     On March 31, 2003, Cavco transferred all of the assets and liabilities of two idled manufactured housing production facilities located in Belen, New Mexico and in Seguin, Texas to a Centex subsidiary.

     As of March 31, 2003, AAA Holdings, Inc. (a subsidiary of Centex) assumed approximately $32.5 million of indebtedness owed to an affiliate of Centex by Cavco Industries, LLC, Cavco’s predecessor. As of the same date, AAA Holdings created an intercompany receivable owing to Cavco Industries, LLC in an amount equal to approximately $12.2 million, which amount was adjusted to reflect intercompany payments and advances made after March 31, 2003. The purpose of the transactions was to provide Cavco with sufficient capital to enable Cavco to conduct business after the distribution in a manner consistent with Cavco’s prior operations.

     In May 2003, AAA Holdings, Inc. repaid the full amount of the intercompany receivable it owed to Cavco. Immediately prior to the distribution, Cavco Industries, LLC was merged with and into Cavco Industries, Inc.

     Centex agreed to continue to make compensation payments to Mr. Stegmayer in the aggregate amount of $600,000, $100,000 of which was paid on the distribution date, $100,000 of which was paid at the conclusion of Cavco’s fiscal 2004, and $400,000 of which will be paid on June 1, 2005, in consideration of his past services to Centex, his continued part-time employment with Centex, and his agreement not to compete with Centex.

     The majority of gypsum wallboard that Cavco uses in producing its manufactured homes was purchased from Eagle Materials Inc. (f/k/a Centex Construction Products, Inc.) (“Eagle Materials”), a majority owned subsidiary of Centex until Eagle Materials was spun-off to Centex’s stockholders on January 30, 2004. Cavco purchased approximately $950,000, $1.6 million, and $2.0 million of gypsum wallboard from Eagle Materials in fiscal 2002, fiscal 2003, and fiscal 2004, respectively. Cavco also purchased approximately $592,000, $1.4 million, and $1.5 million of wood products from CTX Builders Supply, a unit of Centex, in fiscal 2002, fiscal 2003, and fiscal 2004, respectively. The purchases from Eagle Materials and CTX Builders Supply have been at prices and on terms comparable to those that would be available in arm’s-length transactions. Cavco expects to continue to purchase these materials on arm’s-length terms from Eagle Materials and CTX Builders Supply in the future. However, these materials are also readily available from other suppliers at market rates, and Cavco is under no obligation to purchase these materials from current or former affiliates of Centex.

     In connection with the transfer of the idled manufacturing plants in Belen, New Mexico and Seguin, Texas, Cavco leased from Centex: (i) a retail center facility at the Belen plant (which lease was subsequently terminated), (ii) a service center at the Belen plant, and (iii) a service center at the Seguin plant. During fiscal 2004, Centex sold the Belen plant to a third party unaffiliated with Centex or Cavco, and Cavco entered into a new lease with the new owner of the Belen plant.

     During fiscal 2002 and fiscal 2003, Cavco sold homes and office units to affiliates of Centex for approximately $1.0 million and $2.0 million, respectively, at prices and on terms that we believe are comparable to arm’s-length transactions. Cavco expects to continue to make those sales on arm’s-length terms in the future.

ITEM 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Ernst & Young LLP (“Ernst & Young”) acted as Cavco’s independent auditors to audit its books and records for fiscal year 2004, and the Audit Committee has appointed Ernst & Young as Cavco’s independent auditors for fiscal year 2005, subject to ratification by Cavco Stockholders.

     Representatives of Ernst & Young are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from Cavco Stockholders.

Recommendation of the Board of Directors

     The Board of Directors of Cavco unanimously recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as auditors for fiscal year 2005.

RELATIONSHIP WITH INDEPENDENT AUDITORS

     On October 21, 2003, the Audit Committee approved the engagement of Ernst & Young LLP as Cavco’s independent auditors for the fiscal year ending March 31, 2004.

Audit Fees

     The Audit Committee has adopted policies and procedures for pre-approving all audit and permissible non-audit services performed by Ernst & Young after January 21, 2004. Under these policies, the Audit Committee preapproves the use of audit and specific permissible audit-related and non-audit services up to certain dollar limits. Services that do not come under this authority must be pre-approved separately by the Audit Committee. In determining whether or not to pre-approve services, the Audit Committee determines whether the service is a permissible service under the SEC’s rules, and, if permissible, the potential effect of such services on the independence of Ernst & Young.

     Cavco did not become a public company until June 30, 2003. Professional fees billed by Ernst & Young for each of fiscal 2003 and fiscal 2004 include fees billed for services performed by Ernst & Young related to the distribution of Cavco to Centex’s stockholders. The aggregate fees billed for professional services by Ernst & Young LLP in the last two fiscal years are as follows:

	Fiscal 2003	Fiscal 2004
Type of Fees	Ernst & Young	Ernst & Young
Audit Fees	$65,000	$249,000
Audit-Related Fees	$5,000	$0
Tax Fees	$0	$0
All Other Fees	$130,000	$174,000

Total	$200,000	$423,000

     As used in the foregoing table: “Audit Fees” are fees for professional services rendered by the principal accountant for the audit of annual financial statements and review of financial statements included in the Quarterly

Report on Form 10-Q or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements; “Audit-Related Fees” are fees for assurance and related services by the principal accountant that are reasonably related to the performance of the audit or review of the financial statements, including audits of employee benefit plans and accounting consultations, due diligence related to mergers, internal control reviews, and attest services that are not required by statute or regulation; “Tax Fees” means fees for professional services rendered by the principal accountant for tax compliance, tax advice, and tax planning; and “All Other Fees” includes all other fees for products and services provided by the principal accountant, including fees for auditing previous year’s financial statements and fees for permitted corporate finance assistance and permitted advisory services.

STOCKHOLDER PROPOSALS

     Cavco’s 2005 annual meeting of stockholders is scheduled to be held on June 21, 2005. In order to be considered for inclusion in Cavco’s proxy material for that meeting, stockholder proposals must be received at Cavco’s executive offices, addressed to the attention of the Secretary, not later than February 25, 2005.

     For any proposal that is not submitted for inclusion in Cavco ‘s proxy material for the 2005 annual meeting of stockholders but is instead sought to be presented directly at that meeting, Rule 14a-4(c) under the Exchange Act permits Cavco ‘s management to exercise discretionary voting authority under proxies it solicits unless Cavco is notified about the proposal on or before April 10, 2005 and the stockholder submitting the proposal satisfies the other requirements of Rule 14a-4(c). Cavco ‘s Amended and Restated Bylaws further provide that, to be considered at the 2005 annual meeting, a stockholder proposal relating to the nomination of a person for election as a director must be submitted in writing and received by the Secretary at the executive offices of Cavco no earlier than December 24, 2004 and no later than March 24, 2005, and must contain the information specified by and otherwise comply with Cavco ‘s Amended and Restated Bylaws. Any stockholder wishing to receive a copy of Cavco ‘s Amended and Restated Bylaws should direct a written request to the Secretary at Cavco ‘s principal executive offices.

FORM 10-K

     Stockholders entitled to vote at the Annual Meeting may obtain a copy of Cavco ‘s Annual Report on Form 10-K for the fiscal year ended March 31, 2004, including the financial statements, required to be filed with the SEC, without charge, upon written or oral request to Cavco Industries, Inc., Attention: Sean K. Nolen, Secretary, 1001 N. Central Avenue, Suite 800, Phoenix, Arizona, (602) 256-6263.

By Order of the Board of Directors

SEAN K. NOLEN
Vice President, Chief Financial Officer,
Treasurer and Secretary

Phoenix, Arizona
May 21, 2004

APPENDIX A

CAVCO INDUSTRIES, INC.
Audit Committee Charter

Purpose

        The purpose of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) of Cavco Industries, Inc. (the “Company”) in fulfilling its responsibility for oversight of: (i) the quality and integrity of the Company’s accounting, auditing, and financial reporting practices and processes; (ii) the financial information to be provided to the stockholders of the Company; (iii) the systems of internal control established by management, the Committee and the Board; (iv) compliance with the Company’s Code of Ethics; (v) the internal and external audit process. The Committee’s role includes a particular focus on qualitative aspects of financial reporting to the stockholders of the Company, the Company’s processes to manage business and financial risk and compliance with significant applicable legal, ethical, and regulatory requirements.

        The Committee serves a Board level oversight role in which it provides advice, counsel and direction to management and the registered public accounting firm engaged to prepare or issue an audit report (or perform related work) (the “independent auditors”), on the basis of information it receives, discussions with management and the independent auditors and the experience of the Committee’s members in business, financial and accounting matters.

Membership and Operation

        The membership of the Committee shall consist of at least three (3) members, all of whom shall (i) be a member of the Board, (ii) be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement and (iii) meet the independence requirements of (a) The Nasdaq Stock Market, Inc. (“Nasdaq”) and (b) the Securities and Exchange Commission (the “SEC”), including, without limitation, the requirements set forth in Section 10A(m) of the Securities Act of 1934, as amended (the “Exchange Act”), and the rules and regulations adopted by the SEC thereunder.

        At least one member of the committee shall have past employment experience in finance or accounting, requisite professional certification in accounting or other comparable experience which, in the business judgment of the Board, results in such member being financially sophisticated as required by the Marketplace Rules of the National Association of Securities Dealers, Inc. (the “NASD”). The Board shall determine whether any Committee member is an “audit committee financial expert” in accordance with federal securities laws. The Committee shall meet all other financial knowledge and experience qualifications required by applicable laws, rules, and regulations, including, without limitation, the rules promulgated by Nasdaq, the NASD, the SEC, and other governing bodies, as the same may be in effect from time to time.

        The Board shall elect the members of the Committee at the Board meeting (the “Annual Board Meeting”) that is held immediately after the annual meeting of the stockholders of the Company and each Committee member shall serve until the date of the next Annual Board Meeting, unless he or she resigns, is removed or replaced or otherwise ceases to be a director or a member of the Committee prior to such date, in which event the Board shall appoint another director of the Company to fill the resulting vacancy for his or her unexpired term. Furthermore, if for any reason the Board does not elect the members of the Committee at an Annual Board Meeting, the directors who then comprise the Committee will continue to serve as members of the Committee. The Board may remove or replace a member of the Committee at any time.

        As permitted by applicable legal requirements, the Committee may form, and delegate specified duties and responsibilities to, a subcommittee created by a vote of a majority of the members of the Committee. Each subcommittee shall have one or more members designated by the Committee, and shall be governed by such procedures as the Committee shall determine from time to time.

        The Board shall elect one member of the Committee to act as chairperson of the Committee (the “Chairperson”). Such member shall act as Chairperson until the next Annual Board Meeting unless he or she resigns, is removed or replaced or otherwise ceases to be a director or a member of the Committee prior to such date, in which event the Board shall appoint another member of the Committee to serve as Chairperson for his or her unexpired term. The Chairperson shall preside over all meetings of the Committee. The Board may remove or replace the Chairperson at any time.

        A majority of the members of the Committee shall constitute a quorum. The act of a majority of the members of the Committee in attendance at a meeting at which a quorum is present shall constitute the act of the Committee. The Committee may establish such rules as it determines to be necessary or appropriate to conduct its business, so long as such rules do not contravene the express provisions of this Charter.

Communications and Reporting

        The independent auditors shall report directly to the Committee. The Committee is expected to maintain free and open communication with the Board, the independent auditors, the internal auditors of the Company and the Company’s management. The Committee Chairperson shall regularly report on Committee activities to the full Board; provided, however, that the opportunity for the independent auditors to meet with the entire Board shall not be restricted.

        The Committee shall have unrestricted access to members of management and all information relevant to its responsibilities. All employees of the Company are directed to cooperate as requested by members of the Committee.

Meetings

        The Committee shall meet at least four times per year, and may hold additional meetings in person or telephonically as often as may be necessary or appropriate, in the discretion of the Committee. Prior to each meeting, the Chairperson of the Committee may communicate with the independent auditors to review the agenda and shall solicit input on any additional topics that should be covered from the independent auditors and the Chief Financial and Executive Officers of the Company.

Attendance

        Members of the Committee are expected to use all reasonable efforts to attend each meeting of the Committee. As necessary or desirable, the Chairperson may request that the internal audit director, members of management or representatives of the independent auditors be present at meetings of the Committee.

Minutes

        Minutes of each meeting shall be prepared under the direction of the Chairperson of the Committee, circulated to Committee members for review and approval, and then circulated to the Company’s directors who are not members of the Committee. Copies are to be made available to the independent auditors and filed in the minute book of the Company.

Responsibilities

        To fulfill its purpose as described above, the Committee shall have the following specific duties and responsibilities:

        General Responsibilities. The Committee shall provide such assistance as the Board shall request in connection with the general oversight of the Company’s financial reporting, internal control, and audit functions. The Committee shall not be responsible for preparing financial statements, performing audits, conducting investigations, assuring compliance with laws and regulations or the Company’s internal policies, procedures and controls or performing other functions that are the responsibility of management or the independent auditors.

        Independent Auditors. The Company’s independent auditors are ultimately accountable to the Board and the Committee, as representatives of the stockholders. The Committee is directly responsible for the appointment, compensation, oversight, evaluation, engagement, and termination of the independent auditors. The independent auditor shall report directly to the Committee and promptly report any serious difficulties or disagreements with management regarding financial reporting. The Committee shall be responsible for the resolution of such disputes. Without limiting the foregoing, the Committee shall:

•	select, appoint, evaluate, retain, terminate and replace the Company’s independent auditors (subject, if the Committee so determines, to stockholder ratification);

•	obtain and review, at least annually, a report by the Company’s independent auditors describing the firm’s internal quality-control procedures, any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with such issues;

•	ensure that the independent auditors submit on a periodic basis to the Committee a formal written statement or report which is consistent with Independence Standards Board Standard 1, and which delineates all relationships between the independent auditors and the Company (the “Independence Report”);

•	actively engage in a dialogue with the independent auditors with respect to any relationships or services disclosed in the Independence Report or otherwise known to the Committee that may impact the objectivity or independence of the auditor, and recommend that the Board take appropriate action in response to such information to satisfy itself of the auditor’s independence;

•	review any report made by the Company’s independent auditors pursuant to Section 10A(k) of the Exchange Act;

•	review with the independent auditors any audit problems or difficulties and management’s response; and

•	preapprove all auditing services, audit engagement fees and terms and permitted non-audit services provided to the Company by its independent auditors (subject to the de minimis exceptions for certain non-audit services set forth in Section 10A(i)(1)(B) of the Exchange Act); provided that the Committee may delegate to one or more subcommittees the authority to grant approvals of audit and permitted non-audit services.

        Complaints. The Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

        Other Responsibilities. It shall also be the duty and responsibility of the Committee to:

•	discuss the annual audited financial statements and quarterly financial statements of the Company and other significant financial disclosures with management and the independent auditors of the Company, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and any other matters required to be reviewed under applicable legal or regulatory requirements;

•	discuss earnings press releases to be issued by the Company, as well as financial information and earnings guidance provided to analysts and rating agencies;

•	as appropriate, obtain advice and seek assistance from outside legal, accounting and other advisers;

•	discuss policies with respect to risk assessment and risk management;

•	meet separately, periodically, with management, with internal auditors (other than personnel responsible for the internal audit function) and with the independent auditors;

•	prepare the report that is required to be included in the Company’s annual proxy statement in accordance with the rules of the SEC;

•	set clear hiring policies for employees or former employees of the independent auditors; and

•	when requested by the Board or Chief Legal Officer of the Company, review with the Board or the Chief Legal Officer legal, disclosure or other matters that may have a material effect on the financial condition or results of operations of the Company or its compliance policies.

        Certain Limitations. It is the responsibility of the Company’s management to prepare consolidated financial statements that are complete, accurate and in accordance with generally accepted accounting principles, and it is the responsibility of the Company’s independent auditors to audit those financial statements. The Committee’s responsibility in this regard is one of oversight and review. The Committee does not provide any expert or other special assurance as to the financial statements of the Company, nor can they certify that the independent auditors are “independent” under applicable rules.

        Although the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to initiate or conduct investigations unless directed to do so by the Board, or to assure compliance with applicable laws, regulations or the Company’s policies or procedures. Furthermore, the manner in which such responsibilities and powers are to be exercised should be determined by the Committee in light of the circumstances and conditions existing from time to time. In many cases, the Committee will discharge its responsibilities through evaluating information and reports presented or otherwise given to the Committee by the Company’s management, internal auditors, and independent auditors. Members of the Committee are not required to assume the functions or responsibilities of full-time employees of the Company or of experts in the fields of accounting or auditing, and their functions are not intended to duplicate or substitute for the activities of management and the independent auditors.

Engagement of Advisers; Funding

        The Committee shall have the authority to engage independent counsel and other advisers, as it determines to be necessary to carry out its duties. The Committee shall have authority to approve and authorize payment by the Company of appropriate compensation (i) to any independent auditors engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Company and (ii) any counsel or other advisers employed by the Committee as provided above.

Annual Performance Evaluation of the Committee

        The Board shall conduct an annual performance evaluation of the Committee. This evaluation will be conducted by the Board in one or more separate sessions at which members of the Committee shall not be in attendance. After completing its annual performance evaluation of the Committee, the Board or a representative thereof shall review such evaluation or a summary thereof with the members of the Committee.

Review and Reassessment of Charter

        The Committee shall review and reassess at least annually the adequacy of this Charter and shall recommend any changes it deems appropriate to the Board.

APPENDIX B

CAVCO INDUSTRIES, INC.

COMPENSATION COMMITTEE CHARTER

1.	Purpose.

        The Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Cavco Industries, Inc. (the “Company”) shall be charged with assisting the Board in (i) assessing whether the various compensation programs of the Company are designed to attract, motivate, and retain the senior management necessary for the Company to deliver consistently superior results and are performance based, market driven, and stockholder aligned, (ii) its oversight of specific incentive compensation plans adopted by the Company, with the approval of this Committee, including stock plans and short term and long term incentive compensation plans for members of senior management of the Company, (iii) its approval, review and oversight of benefit plans of the Company, and (iv) its oversight of the performance and compensation of the Chief Executive Officer of the Company (“CEO”) and the other members of the senior management of the Company.

        Further, the Committee will direct the production of all reports that Securities and Exchange Commission rules require be included in the Company’s annual proxy statement.

2.	Membership.

        The Committee shall consist of at least three persons, all of whom are members of the Board. Each member of the Committee shall satisfy the independence requirements set forth in the corporate governance and other listing standards of The Nasdaq Stock Market, Inc. (“Nasdaq”) as in effect from time to time (the “Nasdaq Standards”). In addition, each member of the Committee shall be a “non-employee director” as defined by Rule 16b-3(b)(3) under the Exchange Act.

        The Board shall elect the members of the Committee at the Board meeting (“Annual Board Meeting”) that is held immediately after the annual meeting of the stockholders, and each Committee member shall serve until the date of the next Annual Board Meeting unless he or she resigns, is removed or replaced or otherwise ceases to be a director or member of the Committee prior to such date, in which event the Board shall appoint another director to fill the resulting vacancy for his or her unexpired term. Further, if for any reason the Board does not elect the members to the Committee at an Annual Board Meeting, the directors who then comprise the Committee will continue to serve as members of the Committee until the Board takes action to elect new members of the Committee. The Board may remove or replace a member of the Committee at any time.

        To the extent permitted by the Nasdaq Standards and applicable legal requirements, the Committee may delegate specified duties and responsibilities to a subcommittee created by a vote of a majority of the members of the Committee. Each subcommittee shall have one or more members designated by the Committee, and shall be governed by such procedures as the Committee shall determine from time to time.

3.	Operation.

        The Board shall elect one of the members of the Committee to act as chairperson of the Committee (the “Chairperson”). Such member shall act as Chairperson until the next Annual Meeting unless prior thereto he or she (x) resigns as Chairperson, (y) is removed or replaced by the Board or (z) ceases to be a director, in which event the Board shall appoint another member of the Committee to serve as Chairperson for the unexpired term. The Chairperson shall preside over all meetings of the Committee. In addition, the Chairperson shall periodically report the Committee’s findings and conclusions to the Board.

        The majority of the members of the Committee shall constitute a quorum.

        The Committee shall meet as often as is appropriate but not less than two times annually. The Committee shall maintain minutes of its meetings and written records of its actions.

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        The Committee may, at its discretion, engage such independent consultants as it deems appropriate. Further, the Committee may invite to all or part of any Committee meeting such representatives of independent consultants and members of management and other persons as the Committee shall deem necessary or appropriate. The Committee shall, when it deems it appropriate, meet with such consultants without any members of management in attendance. The Committee shall have the sole authority to engage, retain, and terminate any compensation consultant to be used to assist it in the performance of its duties hereunder, and shall have the sole authority to approve such consultant’s fees and other retention terms. The Committee shall also have the authority to obtain advice and assistance from internal or external legal counsel, accounting, or other advisors.

4.	Duties and Responsibilities.

        To fulfill its purpose as described above, the Committee shall have the following duties and responsibilities:

        a. The Committee will review and approve for the CEO and for the other members of senior management of the Company (collectively, “Senior Management”), annual base salary levels, annual incentive opportunity levels, and long-term incentive opportunity levels for each fiscal year. In this regard, the Committee will review and approve corporate goals and objectives related to compensation. In addition, the Committee will take into account whether the compensation is reasonably related to personal and corporate performance and whether the goals of each compensation program are compatible with external peer businesses.

        b. Following the conclusion of a fiscal year, the Committee will review and make recommendations to the Board with respect to incentive compensation awards for the CEO and the other members of senior management of the Company, including awards under short-term and long-term incentive compensation plans.

        c. The Committee will review Senior Management compensation programs on a periodic basis to determine whether they are properly coordinated and achieving their intended purposes. In addition, the Committee will consider from time to time whether to adopt compensation or benefit plans for Senior Management that address matters relating to severance or retirement provided that the benefits to be derived from those programs are appropriately related to the overall benefit of the Company and are reasonable in amount and duration.

        d. The Committee will review on a periodic basis all benefit plans sponsored by the Company to determine whether they are properly coordinated and achieving their intended purposes. The benefit plans currently in place include a 401(k) plan, with a company matching contribution, and health insurance and life insurance plans. In addition, the Committee will consider, from time to time, amendments to existing benefit plans and proposals for new benefit plans, and if appropriate, recommend the same for approval to the Board.

        e. The Committee will review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

        f. The Committee will make periodic reports to the Board on the work of the Committee.

5.	Annual Performance Evaluation of the Committee.

        The Board will conduct an annual performance evaluation of the Committee. This evaluation will be conducted by the Board in one or more separate sessions at which members of the Committee shall not be in attendance. After completing its annual performance evaluation of the Committee, the Board or a representative thereof shall review such evaluation or a summary thereof with the members of the Committee.

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CAVCO INDUSTRIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Annual Meeting of Stockholders – June 22, 2004

     The undersigned hereby appoints Joseph H. Stegmayer and Michael H. Thomas, or either of them, proxy, with full power of substitution, to vote, as specified on the reverse side, at the Annual Meeting of Stockholders of Cavco Industries, Inc. to be held June 22, 2004, or any adjournment thereof, all shares of Common Stock of Cavco Industries, Inc. registered in the name of the undersigned at the close of business on May 7, 2004.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED ON THE BALLOT ON THE REVERSE SIDE, BUT IF NO INSTRUCTIONS ARE INDICATED, THEN THIS PROXY WILL BE VOTED FOR ITEM 1 AND ITEM 2. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM 3.

     By execution of this proxy, you hereby acknowledge receipt herewith of Notice of Annual Meeting and Proxy Statement for the June 22, 2004 Annual Meeting.

SEE REVERSE SIDE

(Continued and to be signed on the reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

●FOLD AND DETACH HERE●

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR ITEM 1 AND ITEM 2, and, at the discretion of the named proxies, upon such other business as may properly be brought before the meeting or any adjournment thereof. By executing this proxy, the undersigned hereby revokes prior proxies relating to the meeting.
Please mark your vote as indicated in this example	☒

The Board of Directors recommends a vote “FOR” the election of the nominee in Item 1 and “FOR” Item 2.

		FOR	AGAINST	ABSTAIN
1.	Election of 01 Jacqueline Dout as a director to serve until the Annual Meeting of Stockholders in 2007.	☐	☐	☐	MARK HERE IF YOU PLAN TO ATTEND THE MEETING.	☐
		FOR	AGAINST	ABSTAIN
2.	Ratification of the appointment of Ernst & Young LLP as independent auditor for fiscal year 2005.	☐	☐	☐
3.	In their discretion, on such other business as may properly be brought before the meeting or any adjournment thereof.

Signature ________________________ Signature ________________________ Date ________________________

Please sign exactly as your name appears on your stock certificate. For joint accounts, each owner should sign. Executors, Administrators, Trustees, etc. should give full title.

●FOLD AND DETACH HERE●

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet voting and telephone voting are available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet vote or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/cvco	Telephone 1-800-435-6710	Mail Mark, sign and date
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.